FOR IMMEDIATE RELEASE

Contacts:
Indus International Inc. Gary Frazier, (770) 989-4188 gary.frazier@indus.com	Kalt Rosen Pierre Hirsch 415/397-2686

Indus Elects Eric Haskell to Board of Directors

ATLANTA, May 6, 2005 – Indus International Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM)™ solutions, today announced the election of Eric Haskell as a new member of the Indus Board of Directors, effective immediately. Haskell will also serve on the Audit and Compensation Committees of the Indus Board of Directors.

Haskell is a certified public accountant with more than 30 years of experience in senior financial positions at several public and private companies and has significant expertise in the areas of acquisitions and divestitures, strategic planning and investor relations. From 1989 until April 2004, he served as the chief financial officer of Systems & Computer Technology (SCT) Corp. SCT was a public software and services corporation with annual revenues of approximately $270 million prior to its acquisition in 2004. In March 2003, Indus acquired the Global Energy and Utilities Solutions Division of SCT.

“The Indus Board is delighted to have a member with Eric’s significant expertise and knowledge,” said Indus Chairman Allen R. Freedman. “His experience managing finances, strategies and investors for companies of various sizes and industries – and his service on the boards of diverse organizations – gives him a well-rounded background. His insights will prove invaluable as we help Indus management expand the company into new high-growth markets.”

“I am looking forward to working with the Indus management team to continue their tremendous progress in building the company’s financial and competitive strength,” said Haskell. “They have come a long way over the last two years. But, now is the time to take the company to the next level in terms of financial performance, and that is my goal as a Board member.“

Haskell currently serves on the Board of Directors and the Audit and Nominating Committees of SunCom Wireless Holdings Inc., a publicly traded company and wireless communication services provider. He also serves on the Board of Directors and Audit, Compensation and Governance & Nominating Committees of Metropolitan Health Networks Inc., a publicly traded health services company. He also serves on the Board of Directors of eMoney Advisor Inc., a private company that provides Web-enabled comprehensive wealth planning solutions.

Haskell has served on the Board of the Philadelphia Ronald McDonald House since 1996 and currently serves as chairman of its Finance Committee. Haskell received his Bachelors Degree in Business Administration from Adelphi University in 1969.

C. Frederick Lane Resigns from Board
The company also announced today that C. Frederick Lane has resigned from the Indus Board, effective immediately. Lane left the Board to devote his full time and efforts to his consulting business.

About Indus International
Indus is a leading provider of Service Delivery Management (SDM) solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients’ profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries — including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains statements, estimates or projections that are not historical in nature and that may constitute “forward-looking statements” as defined under U.S. federal securities laws. These statements include, but are not limited to, expanding the company into new high-growth markets and building the Company’s financial and competitive strength These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our expectations or projections. These risks include, but are not limited to, projected growth in the emerging service delivery management market, market acceptance of our service delivery management strategy, current market conditions for our products and services, our ability to achieve growth in our asset suite and customer suite offerings, timely development, introduction and market acceptance of our new products and new releases, enhancements and upgrades to our existing products, the success of our product development strategy, our competitive position, the ability to establish and retain partnership arrangements, our ability to develop our indirect sales channels, changes in our executive management team, uncertainty relating to and the management of personnel changes, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect our business, and other risks identified from time-to-time in the Company’s SEC filings. Investors are advised to consult the Company’s filings with the SEC, including its 2004 Annual Report on Form 10-K, and subsequent quarterly reports on Form 10-Q, for a further discussion of these and other risks.

Indus is a registered trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

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